FORM 5 JOINT FILER INFORMATION

Name:  Maple Leaf Capital I, L.L.C.
Address: c/o Andreeff Equity Advisors, L.L.C., 450 Laurel Street, Suite 2105, Baton Rouge, LA 70801
Designated Filer:  Dane Andreeff
Issuer & Ticker Symbol:  Geokinetics Inc. (GOK)
Date of Event Requiring Statement:  December 31, 2007


Signature:  /s/Dane Andreeff
            ---------------------------------
       By:  Dane Andreeff, Managing Member